NETSOL TECHNOLOGIES' WHOLLY OWNED SUBSIDIARY,
              CQ SYSTEMS, POSTS STRONG RESULTS FOR FISCAL YEAR END

 New Global Customers Including DaimlerChrysler Services and Orix Leasing Drive
         Revenues for Fiscal 2005 to Over $5.2 Million, with Net Income
                               Exceeding $730,000

Calabasas, CA - April 21, 2005 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today announced that it new wholly owned subsidiary, CQ Systems, has reported strong revenues and earnings for its fiscal 2005 year, ended March 31, 2005. CQ reported revenue in excess of $5.2 million with net profit of approximately $730,000. NetSol acquired 100 percent of CQ Systems in February of 2005.

"The successful integration of CQ Systems with NetSol's operations will pave the way for rapid market penetration in Europe," said NetSol Technologies CEO Naeem Ghauri. "We believe our combined product and service offering, coupled with CQ's powerful brand name will result in the penetration of existing customers and numerous new sales opportunities in the coming quarters. CQ has again demonstrated strong sales with new customers including industry leaders such as Aascent Finance, Kenya Commercial Bank, Hutchinson Trust, and Ipswich & Norwich Cooperative Society."

Ghauri continued, "In addition to revenue growth, we are looking forward to improved profit margins through leveraging our development infrastructure in Lahore. This would benefit the revenue and net income for NetSol and provide for cost savings passed on to our customers. Moving forward, we also anticipate increased sales opportunities within the European marketplace."

"We are pleased with our performance and the success of NetSol as a whole since the completion of the acquisition," commented CQ Systems Managing Director Andy Elliott. "The integration of CQ with NetSol at the senior management level has to date been a seamless process. We anticipate the market acceptance of our combined product and service offerings will be reflected in our current fiscal year as our sales pipeline already exceeds our expectations."

About CQ Systems Ltd.

CQ Systems Ltd was established in 1986. It provides robust, powerful, scalable and safe contract management and accounting solutions for the installment credit, motor finance and asset finance markets. Today CQ has more than 55 banking, independent and captive finance house clients in the UK, Europe, Africa and Asia.

CQ Systems' clients include:

o        Bank of Ireland (Business Finance)
o        Bank of Scotland Equipment Finance
o        Broadcastle PLC
o        Capital One Services


                                     -more-

NETSOL TECHNOLOGIES' WHOLLY OWNED SUBSIDIARY, CQ SYSTEMS, POSTS
STRONG RESULTS FOR FISCAL YEAR END MARCH 31, 2005
PAGE 2-2-2


o     DaimlerChrysler Services
o     Deutsche Leasing
o     Investec Asset Finance
o     Kenya Commercial Bank
o     Scania Finance GB
o     Singer & Friedlander Insurance Premium Finance

For more information on CQ Systems Ltd, please visit www.cqsystems.com.

About NetSol Technologies, Inc.

NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

Securities Exchange Act of 1934
This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                     # # # #